CORPORATE CAPITAL TRUST, INC. 8-K

Exhibit 99.1

FOR BROKER-DEALER AND RIA USE ONLY. NOT FOR GENERAL USE WITH THE PUBLIC.

Dear Financial Advisor,

Corporate Capital Trust reconvened its annual shareholder meeting on Sept. 5, 2017, at which 12 additional proposals, see below, were approved. The meeting with respect to the remaining proposals: 4B, 4C ix, 4D, 4E and 4F, which relate to changes to the company’s charter, has been adjourned until Sept. 21, 2017, to allow additional time to solicit and receive the requisite number of shareholder proxy votes.

Shareholder Meeting Results

The following proposals were approved at the Sept. 5, 2017, meeting:

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Proposal 4A – removal of a provision in the existing charter that exempts Corporate Capital Trust from the protections of the Maryland Business Combination Act.

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Proposal 4C i – the relationship between Corporate Capital Trust and its investment advisor.

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Proposal 4C ii – limitations on certain affiliated transactions.

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Proposal 4C iii – limitations on Corporate Capital Trust’s ability to issue shares of its stock on a deferred-payment basis.

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Proposal 4C iv – the requirement that a majority of the independent directors of Corporate Capital Trust approve certain matters relating to the issuance and classification of the company’s stock.

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Proposal 4C v – the requirement that Corporate Capital Trust’s board of directors cause the proceeds from the company’s offerings to be temporarily placed into short-term highly liquid investments.

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Proposal 4C vi – the investment advisors’ and Corporate Capital Trust’s board of directors’ responsibilities relating to distributions and limiting the company’s board of directors’ ability to authorize distributions in kind.

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Proposal 4C vii – Corporate Capital Trust’s investment objectives and limitations.

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Proposal 4C viii – limitations on roll-up transactions.

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Proposal 4C x – the requirement that stockholders have voting rights to direct Corporate Capital Trust to take certain actions regarding amendments to the company’s existing charter, the company’s investment advisors, the sale of substantially all of the assets of the company and the dissolution of the company.

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Proposal 4C xi – stockholders’ ability to receive reports from Corporate Capital Trust.

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Proposal 4C xii – stockholders’ ability to inspect the books and records of Corporate Capital Trust.

Timing of Potential Listing

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Corporate Capital Trust continues to take steps to prepare for a listing. Subject to market conditions, final board approval and New York Stock Exchange (NYSE) approval, the company anticipates that its shares of common stock will commence trading on the NYSE in the period following receipt of approvals for the remaining proposals, which will next be considered when the company reconvenes the annual meeting on Sept. 21, 2017.

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There can be no assurance that a listing will occur within the expected timeframe or at all, and a final listing decision is always subject to market conditions, the approval from the NYSE, and the decision of Corporate Capital Trust’s board of directors.

We encourage you to inform your clients about the proxy materials and the importance of voting their shares as quickly as possible. This will spare them from receiving calls from Broadridge and will reduce corporate expenses related to the proxy solicitation. Please review the Form 8-K filed Sept. 6, 2017 and the Notice of Annual Meeting of Stockholders and Proxy Statement filed May 25, 2017, for additional details.

For additional information, please call CNL Client Services at 866-650-0650, option 2.

FOR BROKER-DEALER AND RIA USE ONLY. Not for general use with the public.

A registration statement relating to the common stock of Corporate Capital Trust, Inc. is filed with the Securities and Exchange Commission. This is not an offer to sell and is not soliciting an offer to buy these securities. The offering of common stock of Corporate Capital Trust, Inc. is closed to all investors. Corporate Capital Trust’s common stock offered under the company’s distribution reinvestment plan is done so under the registration statement as filed with the Securities and Exchange Commission, with reference to the current financial statements as filed on Forms 10-Q and 10-K, available at sec.gov.

Additional Information and Where to Find It

In connection with the matters described in this communication, the company has filed relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A. The company has mailed the definitive proxy statement and a proxy card to each shareholder entitled to vote at the shareholder meeting relating to such matters. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS DESCRIBED IN THIS COMMUNICATION. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by the company with the SEC, may be obtained free of charge at the SEC’s website (sec.gov), at the company’s website (corporatecapitaltrust.com/investor-resources), or by writing to the company at 450 S. Orange Avenue, Orlando, Florida 32801 (telephone number 866-650-0650).

Participants in the Solicitation

The company and its directors and officers may be deemed to be participants in the solicitation of proxies from the company’s shareholders with respect to the matters described in this communication. Information about the company’s directors and officers, as well as the identity of other potential participants, and their respective direct or indirect interests in such matters, by security holdings or otherwise, are set forth in the definitive proxy statement and other materials filed with the SEC.

Forward Looking Statements

The information in this communication may include “forward-looking statements.” These statements are based on the beliefs and assumptions of the company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from the Company’s expectations include those disclosed in the Company’s filings with the SEC. The company undertakes no obligation to update such statements to reflect subsequent events.

© 2017 Corporate Capital Trust, Inc. All Rights Reserved. CNL® and the Squares Within Squares design trademarks are used under license from CNL Intellectual Properties, Inc.

Corporate Capital Trust is advised by CNL Fund Advisors Company and KKR Credit Advisors (US) LLC, affiliates of CNL Financial Group and KKR & Co., L.P., respectively.

CCT-0917-00301-001-BD

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